Second Quarter 2025 FINANCIAL RESULTS August 6, 2025

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. There can be no assurance that the forward-looking statements can or will be attained or maintained. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non‐GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating the Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

• Q2 Highlights • Second Half Outlook • Initiating Q3 Guidance and Updated 2025 Guidance • Segment Results • Capital Structure Update • Summary and Q&A Agenda 3

Q2 2025 Highlights

- Q2 25 enterprise results
  - Revenue up 1%
  - Adj. EBITDA down (2)%
  - AFFO per share +8%

- Global Warehousing segment in-line with expectations, against elevated inventory levels last year
  - Same WH NOI down (6)% YoY; sequential improvement vs Q1
  - Encouraged by sequential improvement despite the typical Q2 occupancy decline from Q1

- Global Integrated Solutions segment NOI grew 8%

- Continued progress on warehouse productivity initiatives, including LinOS pilots

- Completed inaugural investment grade offering
  - $500M of 5-year unsecured notes, 5.25% coupon

- Deployed $535M of growth capital during the quarter
  - Closed landmark Tyson Foods agreements with newly acquired assets performing well
  - Closed three additional acquisitions


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RESPECT
We put our shared interests ahead of any individual or team
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We welcome challenges and seek to solve them creatively and without boundaries
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Lineage
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51. Source: United States Department of Agriculture, National Agricultural Statistics Service: Monthly Cold Storage Report. https://usda.library.cornell.edu/concern/publications/pg15bd892. Second Half Outlook: Muted Seasonal Occupancy 79.7% 68% 72% 76% 80% Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 LINE Same WH Physical Utilization Actual and Projected Typical Quarterly USDA Seasonality 2015-2019 Quarterly Average¹ 2025 Actual USDA Seasonality¹ LINE Same Warehouse Utilization vs USDA Inventory Levels Occupancy Outlook USDA represents ~40% of Lineage commodity basket • Reducing outlook for second half occupancy o We experienced muted seasonal inventory levels late Q2 and early Q3 o Continued tariff uncertainty and elevated customer inventory carrying costs • Expect occupancy to increase sequentially through Q3 into Q4 following seasonal pattern, supporting NOI improvement

6 Second Half Outlook: Price Stability $59.90 $69.20 $45 $60 $75 Q1 2021 Q2 Q3 Q4 2021 Q1 2022 Q2 Q3 Q4 2022 Q1 2023 Q2 Q3 Q4 2023 Q1 2024 Q2 Q3 Q4 2024 Q1 2025 Q2 2025 Rent, Storage, and Blast Revenue per Physical Occupied Pallet Trendline +2.8% CAGR $26.45 $31.77 $10 $25 $40 Q1 2021 Q2 Q3 Q4 2021 Q1 2022 Q2 Q3 Q4 2022 Q1 2023 Q2 Q3 Q4 2023 Q1 2024 Q2 Q3 Q4 2024 Q1 2025 Q2 2025 Services Revenue per Throughput Pallet Trendline +4.8% CAGR • Pricing improved in Q2 vs Q1 and is expected to remain stable for the remainder of the year o Same WH storage revenue per physical occupied pallet +5% vs Q1 • ~90% of this year’s contracts have been negotiated • Minimum storage guarantees increased from 42.0% in Q1 to 44.9% in Q2 1. Revenue per pallet is shown for the LINE Total Global Warehouse segment. LINE – Revenue per Pallet History1 Second Half Outlook

7 Note: Guidance excludes the impact of unannounced future acquisitions or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Same WH NOI Growth for Q1 2025 is as reported for the Q1 2025 same warehouse pool. Initiating Q3 and Updating FY 2025 Guidance Second Half and Full Year 2025 Guidance Q1 Actual Q2 Actual Q3 Guide Q4 Guide (Implied) FY 2025 Guide Same WH NOI Growth (7.9)%1 (6.3)% (5)% - (3)% (2)% - +4% (5)% - (3)% Total WH NOI Growth (6.5)% (4.4)% (1)% - +1% +2% - 8% (3)% - flat Total GIS NOI Growth (3.4)% +7.9% +10% - 15% +20% - 30% +8% - 12% Adjusted EBITDA ($M) $304 $326 $326 - $336 $334 - $374 $1,290 - $1,340 Prior: $1,350 - $1,400 AFFO per share $0.86 $0.81 $0.75 - $0.79 $0.78 - $0.94 $3.20 - $3.40 Prior: $3.40 - $3.60 Reduced 2H occupancy assumptions driving lower guidance Business continuing to improve sequentially as we execute on internal initiatives in a challenging environment

8 Positioned to Win Global Integrated Solutions Customer Experience Optimizing Supply Chain Costs Customer Success Largest Global Footprint Procurement Leverage Consolidating Facilities Network Effects Warehouse Productivity LinOS Technology Lean Automation Earning the right to grow with our valued customers

$966 $970 Q2 24 Q2 25 Revenue Global Warehousing Segment 91. Same WH NOI Growth for Q2 2024 is as reported for the Q2 2024 same warehouse pool. All other details represent the Q2 2025 same warehouse pool. Q2 2025 Highlights • Total segment revenue slightly increased • Same WH NOI down (6)% o Physical occupancy declined (230bps) against elevated inventory levels from 1H24 o Cost of operations decreased (1)% primarily driven by labor productivity initiatives • Continuing to invest for future growth • NOI contribution from M&A and new developments o Tyson Foods agreements on-track; expect $100M of NOI by 2030 o An additional $109M of future NOI from other in process greenfield and expansion projects • $1.1B spent of $1.2B total investment $M 39.1% margin 39.5% margin 35.6% margin Total Segment $384 $367 Q2 24 Q2 25 NOI Same Warehouse Details Q2 2024 Q2 2025 Same WH NOI Growth (2.3)%1 (6.3)% RS&B per Economically Occupied Pallet $62.73 $63.25 Physical Occupancy 76.9% 74.6% Economic Occupancy 83.4% 80.6% Warehouses 421 421 flatYoY growth (4)%YoY growth

$372 $380 Q2 24 Q2 25 Revenue Global Integrated Solutions Segment 10 $M Total Segment $63 $68 Q2 24 Q2 25 NOI 16.9% margin 17.9% margin +2%YoY growth +8%YoY growth Q2 2025 Highlights • Strong growth led by US transport and direct-to- consumer businesses • Signed agreement to divest asset-based Spanish transportation business • Expect double-digit NOI growth in 2H 2025

Total debt outstanding of $5.8B • ~3.5 years remaining weighted average term • Weighted average interest rate of 2.9% Total liquidity of ~$1.5B: • $81M in available cash • ~$1.4B capacity on revolving credit facility 11 Capital Structure Update As of 6/30/2025 Total Debt $5,792 Debt-like Obligations $1,677 Gross Debt $7,469 Cash and Equivalents (excluding Restricted Cash) ($81) Net Debt $7,388 LTM Adj. EBITDA $1,298 Net Debt/ LTM Adj. EBITDA 5.7x $M Net Debt to Adjusted EBITDABalance Sheet and Liquidity Recent Debt Activity Completed inaugural investment grade bond offering • $500M • 5.25% coupon rate • 5-year term Note: As of June 30, 2025.

12 Summary Updated Outlook for 2025 • Q2 results in-line with expectations • Lowering guidance driven by a muted outlook for the seasonal inventory build • Pricing improved sequentially with stable outlook • Expect continued sequential improvement throughout the rest of the year Well Positioned to Win • Positive outlook for long-term dynamics of stable food industry • Continuing progress on internal initiatives, including additional LinOS pilots • Poised for strong operating leverage when industry rebounds

Supplemental Financial and Operating Data 13

Q2 2025 Financial Results 14 Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $272 $323 $334 $326 Q2 22 Q2 23 Q2 24 Q2 25 22.4% 24.0% 25.0% 24.1% Q2 22 Q2 23 Q2 24 Q2 25 $1,217 $1,346 $1,338 $1,350 Q2 22 Q2 23 Q2 24 Q2 25 +1%(1)%YoY growth +11% (2)%+3%YoY growth +19% (90)bps+100bpsYoY growth +160bps $0.75 $0.81 Q2 24 Q2 25 +8%YoY growth

Additional Modeling Support

Full Year 2025 Outlook ($M)	Range	Comments
General and administrative expense, cash	$460 - $480	Midpoint decreased by $(20)M
Stock-based compensation expense	~$140	No change
Interest expense, net	$265 - $275	No change to midpoint
Income tax expense, current	$25 - $35	No change
Recurring maintenance capex	$180 - $195	Midpoint decreased by $(10)M
Adjusted diluted weighted average common shares outstanding	~257M	No change

Lineage

Note: Guidance excludes the impact of unannounced future acquisitions or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Global Warehouse Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

	Three Months Ended June 30,			Six Months Ended June 30,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$514	$510	0.8 %	$1,005	$1,026	(2.0) %
Warehouse services	456	456	— %	909	909	— %
Total global warehousing segment revenues	**$970**	**$966**	**0.4 %**	**$1,914**	**$1,935**	**(1.1) %**
Labor[1]	368	356	3.4 %	724	710	2.0 %
Power	51	50	2.0 %	100	97	3.1 %
Other warehouse costs[2]	184	176	4.5 %	363	359	1.1 %
Total global warehousing segment cost of operations	**$603**	**$582**	**3.6 %**	**$1,187**	**$1,166**	**1.8 %**
Global warehousing segment NOI	**$367**	**$384**	**(4.4) %**	**$727**	**$769**	**(5.5) %**
Total global warehousing segment margin	37.8 %	39.8 %	(200) bps	38.0 %	39.7 %	(170) bps
Number of warehouse sites	481	464		481	464	
Warehouse storage[3]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,998	8,098	(1.2) %	8,027	8,143	(1.4) %
Economic occupancy percentage	79.1 %	82.9 %	(380) bps	80.0 %	83.3 %	(330) bps
Storage revenue per economic occupied pallet	$64.12	$63.01	1.8 %	$125.05	$125.97	(0.7) %
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,412	7,479	(0.9) %	7,459	7,541	(1.1) %
Average physical pallet positions (in thousands)	10,107	9,764	3.5 %	10,028	9,780	2.5 %
Physical occupancy percentage	73.3 %	76.6 %	(330) bps	74.4 %	77.1 %	(270) bps
Storage revenue per physical occupied pallet	$69.20	$68.26	1.4 %	$134.59	$136.08	(1.1) %
Warehouse services[3]						
Throughput pallets (in thousands)	13,130	13,177	(0.4) %	26,114	26,051	0.2 %
Warehouse services revenue per throughput pallet	$31.77	$31.63	0.4 %	$31.86	$32.01	(0.5) %

1. Labor cost of operations excludes $4 million of stock-based compensation expense for the three and six months ended June 30, 2025.
2. Includes real estate rent expense of $23 million and $25 million for the three months ended June 30, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $5 million and $4 million for the three months ended June 30, 2025 and 2024, respectively. Includes real estate rent expense of $46 million and $50 million for the six months ended June 30, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $10 million and $9 million for the six months ended June 30, 2025 and 2024, respectively.
3. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehouse Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended June 30,			Six Months Ended June 30,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$462	$477	(3.1) %	$917	$958	(4.3) %
Warehouse services	421	432	(2.5) %	838	859	(2.4) %
Total same warehouse revenues	**$883**	**$909**	**(2.9) %**	**$1,755**	**$1,817**	**(3.4) %**
Labor	333	336	(0.9) %	663	671	(1.2) %
Power	45	46	(2.2) %	89	89	— %
Other warehouse costs	162	161	0.6 %	324	327	(0.9) %
Total same warehouse cost of operations	**$540**	**$543**	**(0.6) %**	**$1,076**	**$1,087**	**(1.0) %**
Same warehouse NOI	**$343**	**$366**	**(6.3) %**	**$679**	**$730**	**(7.0) %**
Total same warehouse margin	38.8 %	40.3 %	(150) bps	38.7 %	40.2 %	(150) bps
Number of warehouse sites	421	421		421	421	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,307	7,611	(4.0) %	7,387	7,627	(3.1) %
Economic occupancy percentage	80.6 %	83.4 %	(280) bps	81.5 %	83.6 %	(210) bps
Storage revenue per economic occupied pallet	$63.25	$62.73	0.8 %	$124.09	$125.62	(1.2) %
Average physical occupancy						
Average physical occupied pallets (in thousands)	6,763	7,018	(3.6) %	6,859	7,050	(2.7) %
Average physical pallet positions (in thousands)	9,062	9,130	(0.7) %	9,066	9,126	(0.7) %
Physical occupancy percentage	74.6 %	76.9 %	(230) bps	75.7 %	77.3 %	(160) bps
Storage revenue per physical occupied pallet	$68.34	$68.04	0.4 %	$133.67	$135.90	(1.6) %
Warehouse services[1]						
Throughput pallets (in thousands)	11,967	12,368	(3.2) %	23,861	24,432	(2.3) %
Warehouse services revenue per throughput pallet	$31.89	$31.75	0.4 %	$31.93	$32.10	(0.5) %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

Lineage
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Global Warehouse Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended June 30,			Six Months Ended June 30,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$52	$33	57.6 %	$88	$68	29.4 %
Warehouse services	35	24	45.8 %	71	50	42.0 %
Total non-same warehouse revenues	**$87**	**$57**	**52.6 %**	**$159**	**$118**	**34.7 %**
Labor	35	20	75.0 %	61	39	56.4 %
Power	6	4	50.0 %	11	8	37.5 %
Other warehouse costs	22	15	46.7 %	39	32	21.9 %
Total non-same warehouse cost of operations	**$63**	**$39**	**61.5 %**	**$111**	**$79**	**40.5 %**
Non-same warehouse NOI	**$24**	**$18**	**33.3 %**	**$48**	**$39**	**23.1 %**
Total non-same warehouse margin	27.6 %	31.6 %	(400) bps	30.2 %	33.1 %	(290) bps
Number of warehouse sites	60	43		60	43	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	691	487	41.9 %	640	516	24.0 %
Economic occupancy percentage	66.1%	76.8%	(1,070) bps	66.5%	78.9%	(1,240) bps
Storage revenue per economic occupied pallet	$73.29	$67.74	8.2 %	$135.26	$132.06	2.4 %
Average physical occupancy						
Average physical occupied pallets (in thousands)	649	461	40.8 %	600	491	22.2 %
Average physical pallet positions (in thousands)	1,045	634	64.8 %	962	654	47.1 %
Physical occupancy percentage	62.1%	72.7%	(1,060) bps	62.4%	75.1%	(1,270) bps
Storage revenue per physical occupied pallet	$78.12	$71.61	9.1 %	$144.23	$138.76	3.9 %
Warehouse services[1]						
Throughput pallets (in thousands)	1,163	809	43.8 %	2,253	1,619	39.2 %
Warehouse services revenue per throughput pallet	$30.50	$29.84	2.2 %	$31.11	$30.62	1.6 %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehouse Segment – Same Warehouse (Q2 2025 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST SIX QUARTERS

(in millions except revenue per pallet)	Three Months Ended March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	YoY % Change Q2 2025 vs Q2 2024	YTD 2025 vs YTD 2024
Warehouse storage	$481	$477	$477	$477	$455	$462	(3.1) %	(4.3) %
Warehouse services	427	432	439	437	417	421	(2.5) %	(2.4) %
Total same warehouse revenues	**$908**	**$909**	**$916**	**$914**	**$872**	**$883**	**(2.9) %**	**(3.4) %**
Labor	$335	$336	$332	$332	$330	$333	(0.9) %	(1.2) %
Power	43	46	54	48	44	45	(2.2) %	— %
Other warehouse costs	166	161	163	172	162	162	0.6 %	(0.9) %
Total same warehouse cost of operations	**$544**	**$543**	**$549**	**$552**	**$536**	**$540**	**(0.6) %**	**(1.0) %**
Same warehouse NOI	**$364**	**$366**	**$367**	**$362**	**$336**	**$343**	**(6.3) %**	**(7.0) %**
Total same warehouse margin	*40.1 %*	*40.3 %*	*40.1 %*	*39.6 %*	*38.5 %*	*38.8 %*	*(150)bps*	*(150)bps*
Number of warehouse sites	421	421	421	421	421	421		
Warehouse storage[1]								
Average economic occupancy								
Average economic occupied pallets (in thousands)	7,642	7,611	7,574	7,785	7,467	7,307		
Economic occupancy percentage	83.8 %	83.4 %	83.2 %	85.7 %	82.3 %	80.6 %		
Storage revenue per economic occupied pallet	$62.89	$62.73	$63.00	$61.27	$60.84	$63.25		
Average physical occupancy								
Average physical occupied pallets (in thousands)	7,081	7,018	6,955	7,237	6,954	6,763		
Average physical pallet positions (in thousands)	9,122	9,130	9,106	9,083	9,070	9,062		
Physical occupancy percentage	77.6 %	76.9 %	76.4 %	79.7 %	76.7 %	74.6 %		
Storage revenue per physical occupied pallet	$67.86	$68.04	$68.61	$65.91	$65.33	$68.34		
Warehouse services[1]								
Throughput pallets (in thousands)	12,064	12,368	12,365	12,317	11,894	11,967		
Warehouse services revenue per throughput pallet	$32.46	$31.75	$32.28	$32.34	$31.97	$31.89		

Note: Same Warehouse figures based on the Q2 2025 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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1. Labor cost of operations excludes stock-based compensation expense of $1 million for the three months ended June 30, 2025 and $2 million for the six months ended June 30, 2025. 2. Transportation includes railcar leasing. Global Integrated Solutions Segment 20 CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown Three Months Ended June 30, Six Months Ended June 30, (in millions) 2025 2024 Change 2025 2024 Change Global Integrated Solutions segment revenues $380 $372 2.2% $728 $731 (0.4) % Global Integrated Solutions cost of operations1 $312 $309 1.0% $603 $609 (1.0) % Global Integrated Solutions segment NOI $68 $63 7.9% $125 $122 2.5 % Global Integrated Solutions margin 17.9% 16.9% 100 bps 17.2% 16.7% 50 bps YTD Revenue2

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	11	1.2	64	193	$320	$0	$20	$35	58%	11%
13-24	6	1.0	45	139	182	0	10	27	37%	15%
1-12	3	0.5	31	87	286	1	(3)	26	(11%)	9%
1-36	**20**	**2.7**	**139**	**419**	**$788**	**$1**	**$27**	**$88**	**31%**	**11%**
In Process	**8**	**1.0**	**58**	**220**	**$450**	**$180**	**($2)**	**$46**	**0%**	**10%**
Total	**28**	**3.6**	**196**	**639**	**$1,239**	**$181**	**$25**	**$134**	**19%**	**11%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$134M	-	$25M	=	$109M

Completed Projects by Q2 2025 Same Store Pool

	Project Count	LTM NOI (in millions)
Same Warehouse Pool	10	$16
Non-Same Warehouse Pool	10	$11
Total	**20**	**$27**

Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. As of June 30, 2025.
1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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Debt Summary

DEBT DETAIL

(in millions)	As of June 30, 2025 Balance	Contracted Interest Rate	Stated Maturity Date[1]
Unsecured Revolving Credit Facility[2]	$2,001	SOFR + 0.10% + 0.925%	2/15/2029
Unsecured Term Loan – Floating	1,000	SOFR + 0.10% + 0.925%	2/15/2029
Total Unsecured Loans	**$3,001**		
Private Placement (USD Tranches) – Series A and B	675	2.39%	Various
Private Placement (EUR Tranches) – Series C, D, G, H and I	725	2.06%	Various
Private Placement (GBP Tranches) – Series E and F	377	2.05%	Various
5.25% Notes	500	5.25%	7/15/2030
Fuentes	15	Various	Various
Total Unsecured Notes	**$2,292**		
PFS Westfield Real Estate	20	4.78%	12/11/2025
Total CMBS	**$20**		
Every Bear	228	4.51%	10/10/2028
Richland (Incl. Expansion)	162	4.10%	1/1/2026
Cool Port	81	SOFR + 1.77%	3/5/2029
Other	8	Various	Various
Total Other Secured Debt	**$479**		
Total Debt	**$5,792**		
Current Portion Long-Term Debt	(32)		
Deferred Financing Costs and Discount on Debt Issues	(22)		
Above/Below-Market Debt, Net	(3)		
Total Long-Term Debt, Net	**$5,735**		
Current Portion Long-Term Debt	32		
Total Debt, Net	**$5,767**		
Finance Lease Obligations	1,318		
Failed Sale-Leaseback Financing Obligations	74		
Kloosterboer Preference Shares	285		
Total Debt and Debt-Like Obligations	**$7,444**		
Deferred Financing Costs and Discount on Debt Issues	22		
Above/Below Market Debt, Net	3		
Gross Debt	**$7,469**		
Less: Remaining Available Cash and Cash Equivalent	(81)		
Net Debt	**$7,388**		

1. Stated maturity dates assume the exercise of extension options.
2. RCF interest rate is inclusive of the 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION Debt Summary 23Note: As of June 30, 2025. USD $4,331 75% Other 1,461 25% Secured $498 9% Unsecured $5,294 91% Fixed $2,710 47% Floating - Unhedged $582 10% Floating - Hedged $2,500 43% Fixed vs Floating Secured vs Unsecured By Currency $M $M $M $M $2,001 $1,000 $652 $561 $129 $853 $162 $228 $21 $814 $97 $789 $3,218 $853 2025 2026 2027 2028 2029 2030+ Revolver Term Loan A Other Unsecured Debt Secured Debt Equipment Financing Other Secured Debt Debt Maturity

INTEREST EXPENSE SUMMARY Debt Summary 241. Stated maturity dates assume the exercise of extension options. Interest Expense (in millions) Current Rate Maturity1 Q2 2025 Revolver S + 10bps + 0.925% 2/15/2029 $ 29 Term Loan A S + 10bps + 0.925% 2/15/2029 14 Private Placement Notes Various Various 10 Oakland Cool Port Financing S + 1.76% 5/5/2029 1 5.25% Notes 5.25% 7/15/2030 1 Other Debt Various Various 9 Total Gross Interest Expense $ 64 Gain on hedge instruments (19) Capitalized interest (4) Interest income (2) Amortization of deferred financing costs and discount on debt 6 Finance lease liabilities interest 22 Interest Expense, net $ 67

251. Debt Service Test is defined as the ratio of Adj. EBITDA to Interest Expense for the trailing twelve months. Debt Covenant Performance As of Required June 30, 2025 5.25% Notes Covenants Limitation on Total Outstanding Debt ≤ 60% 29% Limitation on Secured Debt ≤ 40% 7% Maintenance of Total Unencumbered Assets ≥ 150% 352% Debt Service Test1 ≥ 1.5x 5.1x

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	YoY Change
Global warehousing	$34	$38	$57	$29	$35	2.9 %
Global integrated solutions	$4	$1	$11	$1	$4	— %
Information technology and other	$10	$6	$4	$2	$3	(70.0) %
Recurring maintenance capital expenditures	**$48**	**$45**	**$72**	**$32**	**$42**	**(12.5) %**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	YoY Change
Global warehousing	$10	$14	$33	$8	$15	50.0 %
Global integrated solutions	$1	$–	$2	$–	$–	(100.0) %
Information technology and other	$4	$5	$8	$4	$3	(25.0) %
Integration capital expenditures	**$15**	**$19**	**$43**	**$12**	**$18**	**20.0 %**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	YoY Change
Greenfield and expansion expenditures	$95	$66	$73	$37	$53	(44.2) %
Energy and economic return initiatives	$25	$24	$18	$16	$25	— %
Information technology transformation and growth initiatives	$15	$23	$5	$14	$18	20.0 %
External growth capital investments	**$135**	**$113**	**$96**	**$67**	**$96**	**(28.9) %**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	YoY Change
Recurring maintenance capital expenditures	$48	$45	$72	$32	$42	(12.5) %
Integration capital expenditures	$15	$19	$43	$12	$18	20.0 %
External growth capital investments	$135	$113	$96	$67	$96	(28.9) %
Total capital expenditures	**$198**	**$177**	**$211**	**$111**	**$156**	**(21.2) %**
Acquisitions, including equity issued and net of cash acquired and adjustments	$14	$40	$233	$–	$439	n.m.[1]
Total capital expenditures and acquisitions	**$212**	**$217**	**$444**	**$111**	**$595**	**180.7 %**

1. n.m. (not meaningful) is used in place of percentage changes where the change is excessive, involves a comparison between income and loss amounts, or involves a comparison to zero.

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Repair and Maintenance Expenses 27 (in millions) Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 YoY Change Global warehousing $36 $40 $35 $34 $38 5.6 % Global integrated solutions $13 $13 $14 $13 $15 15.4 % Repair and maintenance expenses $49 $53 $49 $47 $53 8.2%

HISTORICAL UTILIZATION AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 28 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 75.4% 73.3% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% 81.0% 79.1% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Physical Utilization Economic Utilization Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% 42.0% 44.9% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 291. As reported. Same Warehouse NOI – Recent Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2025 (7.9)% (6.3)%

Consolidated Balance Sheets 30 June 30, December 31, (in millions, except par values) 2025 2024 (unaudited) Assets Current assets: Cash, cash equivalents, and restricted cash $ 82 $ 175 Accounts receivable, net 891 826 Inventories 174 187 Prepaid expenses and other current assets 201 97 Total current assets 1,348 1,285 Non-current assets: Property, plant, and equipment, net 11,323 10,627 Finance lease right-of-use assets, net 1,143 1,254 Operating lease right-of-use assets, net 625 627 Equity method investments 133 124 Goodwill 3,505 3,338 Other intangible assets, net 1,150 1,127 Other assets 217 279 Total assets $ 19,444 $ 18,661 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,160 $ 1,220 Accrued dividends and distributions 135 134 Deferred revenue 83 83 Current portion of long-term debt, net 32 56 Total current liabilities 1,410 1,493 Non-current liabilities: Long-term finance lease obligations 1,239 1,249 Long-term operating lease obligations 605 605 Deferred income tax liability 328 304 Long-term debt, net 5,735 4,906 Other long-term liabilities 461 410 Total liabilities 9,778 8,967 Commitments and contingencies Redeemable noncontrolling interests 7 43 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 229 and 228 issued and outstanding at June 30, 2025 and December 31, 2024, respectively 2 2 Additional paid-in capital - common stock 10,817 10,764 Retained earnings (accumulated deficit) (2,103) (1,855) Accumulated other comprehensive income (loss) (79) (273) Total stockholders’ equity 8,637 8,638 Noncontrolling interests 1,022 1,013 Total equity 9,659 9,651 Total liabilities, redeemable noncontrolling interests, and equity $ 19,444 $ 18,661

Consolidated Statements of Operations 31 Three Months Ended June 30, Six Months Ended June 30, (in millions, except per share amounts) 2025 2024 2025 2024 (unaudited) Net revenues $ 1,350 $ 1,338 $ 2,642 $ 2,666 Cost of operations 920 891 1,796 1,775 General and administrative expense 143 127 297 251 Depreciation expense 170 164 328 322 Amortization expense 54 55 108 108 Acquisition, transaction, and other expense 37 12 52 20 Restructuring, impairment, and (gain) loss on disposals 3 15 (18) 15 Total operating expense 1,327 1,264 2,563 2,491 Income from operations 23 74 79 175 Other income (expense): Equity income (loss), net of tax 3 (1) (1) (3) Gain (loss) on foreign currency transactions, net 26 2 42 (9) Interest expense, net (67) (148) (127) (287) Gain (loss) on extinguishment of debt — — — (7) Other nonoperating income (expense), net 1 — 1 — Total other income (expense), net (37) (147) (85) (306) Net income (loss) before income taxes (14) (73) (6) (131) Income tax expense (benefit) (7) 7 1 (3) Net income (loss) (7) (80) (7) (128) Less: Net income (loss) attributable to noncontrolling interests (1) (12) (1) (20) Net income (loss) attributable to Lineage, Inc. $ (6) $ (68) $ (6) $ (108) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on foreign currency hedges and interest rate hedges (14) (13) (31) (10) Foreign currency translation adjustments 184 (12) 248 (86) Comprehensive income (loss) 163 (105) 210 (224) Less: Comprehensive income (loss) attributable to noncontrolling interests 17 (15) 22 (31) Comprehensive income (loss) attributable to Lineage, Inc. $ 146 $ (90) $ 188 $ (193) Basic earnings (loss) per share $ (0.03) $ (0.46) $ (0.02) $ (0.73) Diluted earnings (loss) per share $ (0.03) $ (0.46) $ (0.02) $ (0.73) Weighted average common shares outstanding: Basic 229 162 228 162 Diluted 229 162 228 162

Consolidated Statements of Cash Flows 32 Six Months Ended June 30, (in millions) 2025 2024 (unaudited) Cash flows from operating activities: Net income (loss) $ (7) $ (128) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 2 2 Impairment of long-lived and intangible assets 1 29 Gain on insurance recovery (40) (23) Depreciation and amortization 436 430 (Gain) loss on extinguishment of debt, net — 7 Amortization of deferred financing costs, discount, and above/below market debt 5 12 Stock-based compensation 69 11 (Gain) loss on foreign currency transactions, net (42) 9 Deferred income tax (9) (24) Put Options fair value adjustment 28 — Other operating activities 1 10 Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable (36) (18) Prepaid expenses, other assets, and other long-term liabilities (24) (24) Inventories 15 (3) Accounts payable and accrued liabilities and deferred revenue (6) (37) Right-of-use assets and lease obligations 4 7 Net cash provided by operating activities $ 397 $ 260 Cash flows from investing activities: Acquisitions, net of cash acquired (439) (73) Purchase of property, plant, and equipment (314) (333) Proceeds from sale of assets 6 5 Proceeds from insurance recovery on impaired long-lived assets 38 — Investments in Emergent Cold LatAm Holdings, LLC (7) (13) Proceeds from repayment of notes by related parties — 15 Other investing activity (2) 1 Net cash used in investing activities $ (718) $ (398)

Consolidated Statements of Cash Flows (continued) 33 Six Months Ended June 30, (in millions) 2025 2024 (unaudited) Cash flows from financing activities: Dividends and other distributions $ (268) $ (123) Redemption of redeemable noncontrolling interests (28) (6) Repurchase of common shares for employee income taxes on stock-based compensation (10) — Financing fees (5) (44) Proceeds from long-term debt, net of discount 495 2,481 Repayments of long-term debt and finance leases (156) (3,341) Payment of deferred and contingent consideration liabilities (3) (16) Borrowings on revolving line of credit 1,442 2,358 Repayments on revolving line of credit (1,238) (1,127) Redemption of common stock — (25) Other financing activity (3) (13) Net cash provided by financing activities $ 226 $ 144 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash 2 (1) Net increase (decrease) in cash, cash equivalents, and restricted cash (93) 5 Cash, cash equivalents, and restricted cash at the beginning of the period $ 175 $ 71 Cash, cash equivalents, and restricted cash at the end of the period $ 82 $ 76 Supplemental disclosures of cash flow information: Cash paid for taxes, net of refunds $ 15 $ 28 Cash paid for interest, net of capitalized interest 153 319 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities 83 87 Accrued dividends, distributions, and dividend equivalents 136 11 Assets acquired through exercise of a purchase option in a finance lease 96 —

34 Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME

(in millions)	Three Months Ended June 30,				Six Months Ended June 30,			
	2022	2023	2024	2025	2022	2023	2024	2025
Net Income (Loss)	**$(17)**	**$(8)**	**$(80)**	**$(7)**	**$(16)**	**$11**	**$(128)**	**$(7)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	—	5	—	—	—	6
General and administrative expense	96	124	127	143	184	239	251	297
Depreciation expense	118	136	164	170	235	265	322	328
Amortization expense	49	52	55	54	98	104	108	108
Acquisition, transaction, and other expenses	13	15	12	37	32	26	20	52
Restructuring, impairment, and (gain) loss on disposals	—	3	15	3	—	7	15	(18)
Equity (income) loss, net of Tax	—	—	1	(3)	—	—	3	1
(Gain) loss on foreign currency transactions, net	29	3	(2)	(26)	26	4	9	(42)
Interest expense, net	77	116	148	67	143	231	287	127
(Gain) loss on extinguishment of Debt	—	—	—	—	—	—	7	—
Other nonoperating (income) expense, net	—	—	—	(1)	(1)	—	—	(1)
Income tax expense (benefit)	2	—	7	(7)	2	(3)	(3)	1
NOI	**$367**	**$441**	**$447**	**$435**	**$704**	**$884**	**$891**	**$852**
Net revenues	$1,217	$1,346	$1,338	$1,350	$2,344	$2,679	$2,666	$2,642
NOI Margin[1]	*30.2 %*	*32.8 %*	*33.4 %*	*32.2 %*	*30.0 %*	*33.0 %*	*33.4 %*	*32.2 %*
NOI Growth[2]		*20.2 %*	*1.4 %*	*(2.7)%*		*25.6 %*	*0.8 %*	*(4.4)%*

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.
1. NOI Margin is calculated as NOI divided by Net revenues.
2. Reflects year-over-year growth for each respective period.

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Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME - LAST SIX QUARTERS (Q2 2025 Pool)

(in millions)	Three Months Ended					
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net Income (Loss)	**$(48)**	**$(80)**	**$(543)**	**$(80)**	**$—**	**$(7)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	1	2	1	5
General and administrative expense	124	127	143	145	154	143
Depreciation expense	158	164	156	181	158	170
Amortization expense	53	55	54	55	54	54
Acquisition, transaction, and other expense	8	12	592	39	15	37
Restructuring, impairment, and (gain) loss on disposals	—	15	8	34	(21)	3
Equity (income) loss, net of Tax	2	1	—	3	4	(3)
(Gain) loss on foreign currency transactions, net	11	(2)	(14)	30	(16)	(26)
Interest expense, net	139	148	82	61	60	67
(Gain) loss on extinguishment of debt	7	—	6	4	—	—
Other nonoperating (income) expense, net	—	—	(1)	2	—	(1)
Income tax expense (benefit)	(10)	7	(45)	(41)	8	(7)
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**
NOI by Segment						
Global warehousing NOI	$385	$384	$383	$382	$360	$367
Global integrated solutions NOI	59	63	56	53	57	68
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**
Global warehousing NOI						
Same warehouse NOI (Q2 2025 pool)	$364	$366	$367	$362	$336	$343
Non-same warehouse NOI	21	18	16	20	24	24
Total global warehousing NOI	**$385**	**$384**	**$383**	**$382**	**$360**	**$367**
Same store warehouses (Q2 2025 pool)	421	421	421	421	421	421

Notes: Same Warehouse figures based on the Q2 2025 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME YTD Non-GAAP Reconciliations 37Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Six Months Ended June 30, (in millions) 2022 2023 2024 2025 Net Income (loss) $(16) $11 $(128) $(7) Adjustments: Depreciation and amortization expense $333 $369 $430 $436 Interest expense, net 143 231 287 127 Income tax expense (benefit) 2 (3) (3) 1 EBITDA $462 $608 $586 $557 Adjustments: Net loss (gain) on sale of real estate assets $— $2 $3 $3 Impairment write-downs on real estate property — 1 5 — Allocation of EBITDAre of noncontrolling interests (3) (2) (1) (1) EBITDAre $459 $609 $593 $559 Adjustments: Net (gain) loss on sale of non-real estate assets $— $(2) $(2) $(2) Other nonoperating (income) expense, net (1) — — (1) Acquisition, restructuring, and other 33 30 26 65 Technology transformation — — 10 12 (Gain) loss on property destruction — — 1 (37) (Gain) loss on foreign currency transactions, net 26 4 9 (42) Stock-based compensation expense and related employer-paid payroll taxes 6 11 11 70 (Gain) loss on extinguishment of debt — — 7 — Non-real estate impairment — — — 1 Impairment of intangible assets — — — — Allocation related to unconsolidated JVs 3 5 5 5 Allocation adjustments of noncontrolling interests — — 1 — Adjusted EBITDA $526 $657 $661 $630 Net revenues $2,344 $2,679 $2,666 $2,642 Adjusted EBITDA as a % of Revenue 22.4% 24.5% 24.8% 23.8 % Adjusted EBITDA Growth 24.9% 0.6% (4.7) %

ADJUSTED EBITDA RECONCILIATION TO NET INCOME QTD Non-GAAP Reconciliations 38Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended June 30, (in millions) 2022 2023 2024 2025 Net Income (loss) $(17) $(8) $(80) $(7) Adjustments: Depreciation and amortization expense 167 188 219 $224 Interest expense, net 77 116 148 67 Income tax expense (benefit) 2 — 7 (7) EBITDA $229 $296 $294 $277 Adjustments: Net loss (gain) on sale of real estate assets — 1 3 3 Impairment write-downs on real estate property — 1 5 — Allocation of EBITDAre of noncontrolling interests (2) (2) — (1) EBITDAre $227 $296 $302 $279 Adjustments: Net (gain) loss on sale of non-real estate assets — (1) (1) — Other nonoperating (income) expense, net (1) — — (1) Acquisition, restructuring, and other 14 16 17 48 Technology transformation — — 7 7 (Gain) loss on property destruction — — 1 (13) (Gain) loss on foreign currency transactions, net 29 3 (2) (26) Stock-based compensation expense and related employer-paid payroll taxes 2 6 6 30 (Gain) loss on extinguishment of debt — — — — Non-real estate impairment — — — — Impairment of intangible assets — — — — Allocation related to unconsolidated JVs 1 3 4 2 Allocation adjustments of noncontrolling interests — — — — Adjusted EBITDA $272 $323 $334 $326 Net revenues $1,217 $1,346 $1,338 $1,350 Adjusted EBITDA as a % of Revenue 22.4% 24.0% 25.0% 24.1 % Adjusted EBITDA Growth 18.8% 3.4% (2.4) %

ADJUSTED EBITDA RECONCILIATION TO NET INCOME - LAST TWELVE MONTHS (LTM) Non-GAAP Reconciliations 39Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended Twelve Months Ended (in millions) September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 June 30, 2025 Net Income (loss) $(543) $(80) $— $(7) $(630) Adjustments: Depreciation and amortization expense 210 236 212 224 882 Interest expense, net 82 61 60 67 270 Income tax expense (benefit) (45) (41) 8 (7) (85) EBITDA $(296) $176 $280 $277 $437 Adjustments: Net loss (gain) on sale of real estate assets 2 5 — 3 10 Impairment write-downs on real estate property 4 2 — — 6 Allocation of EBITDAre of noncontrolling interests (1) 1 — (1) (1) EBITDAre $(291) $184 $280 $279 $452 Adjustments: Net (gain) loss on sale of non-real estate assets — 1 (2) — (1) Other nonoperating (income) expense, net (1) 2 — (1) — Acquisition, restructuring, and other 470 46 17 48 581 Technology transformation 5 7 5 7 24 (Gain) loss on property destruction (5) (47) (24) (13) (89) (Gain) loss on foreign currency transactions, net (14) 30 (16) (26) (26) Stock-based compensation expense and related employer-paid payroll taxes 160 44 40 30 274 (Gain) loss on extinguishment of debt 6 4 — — 10 Non-real estate impairment — — 1 — 1 Impairment of intangible assets — 63 — — 63 Allocation related to unconsolidated JVs 4 2 3 2 11 Allocation adjustments of noncontrolling interests (1) (1) — — (2) Adjusted EBITDA $333 $335 $304 $326 $1,298

Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME QTD

	Three Months Ended June 30, 2022	2023	2024	2025	Three Months Ended March 31, 2025
Net Income (loss)	**$(17)**	**$(8)**	**$(80)**	**$(7)**	**$—**
Adjustments:					
Real estate depreciation	$70	$76	$91	$94	$85
In-place lease intangible amortization	3	2	3	1	1
Net loss (gain) on sale of real estate assets	—	1	3	3	—
Impairment write-downs on real estate property	—	1	5	—	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	—	1	—	—	1
Allocation of noncontrolling interests	(1)	—	—	—	—
FFO	**$55**	**$73**	**$22**	**$91**	**$87**
Adjustments:					
Net (gain) loss on sale of non-real estate assets	$(1)	$—	$(1)	$—	$(2)
Finance lease ROU asset amortization - real estate related	18	18	18	18	18
Non-real estatement impairment	—	—	—	—	1
Other nonoperating (income) expense, net	—	—	—	(1)	—
Acquisition, restructuring, and other	14	16	18	52	20
Technology transformation	—	—	7	7	5
(Gain) loss from property destruction	—	—	1	(13)	(24)
(Gain) loss on foreign currency transactions, net	29	3	(2)	(26)	(16)
Allocation related to unconsolidated JVs	—	—	—	—	—
Core FFO	**$115**	**$110**	**$63**	**$128**	**$89**
Adjustments:					
Non-real estate depreciation and amortization	$73	$87	$101	$103	$100
Finance lease ROU asset amortization - non-real estate	3	5	6	8	8
Amortization of deferred financing costs and discount on debt	4	5	5	3	3
Amortization of debt discount / premium	—	—	—	—	(1)
Deferred income taxes expense (benefit)	(9)	(17)	(1)	(20)	11
Straight line net operating rent	(1)	1	—	(1)	1
Amortization of above / below market leases	—	—	(1)	—	—
Stock-based compensation expense and related employer-paid payroll taxes	2	6	6	30	40
Recurring maintenance capital expenditures	(32)	(41)	(48)	(42)	(32)
Allocation related to unconsolidated JVs	1	1	2	1	1
Allocation of noncontrolling interests	—	—	3	1	(1)
Adjusted FFO	**$156**	**$157**	**$136**	**$211**	**$219**
Reconciliation of weighted average common shares outstanding:					
Weighted average common shares outstanding	150	162	162	229	228
Partnership common units and OP units held by Non-Company LPs	20	20	20	22	22
Equity compensation and other unvested units	—	—	—	7	6
Adjusted diluted weighted average common shares outstanding	**170**	**182**	**182**	**258**	**256**
Adjusted FFO per diluted common share	**$0.92**	**$0.86**	**$0.75**	**$0.81**	**$0.86**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME YTD

(in millions)	Six Months Ended June 30, 2022	2023	2024	2025
Net Income (loss)	$(16)	$11	$(128)	$(7)
Adjustments:				
Real estate depreciation	141	156	176	179
In-place lease intangible amortization	5	4	5	2
Net loss (gain) on sale of real estate assets	—	3	3	3
Impairment write-downs on real estate property	—	2	5	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	2	1	1
Allocation of noncontrolling interests	(1)	—	(1)	—
FFO	**$130**	**$178**	**$61**	**$178**
Adjustments:				
Net (gain) loss on sale of non-real estate assets	(1)	(2)	(2)	(2)
Finance lease ROU asset amortization - real estate related	37	35	36	36
Impairment of Intangible assets	—	—	—	—
Other nonoperating (income) expense, net	—	—	—	(1)
Acquisition, restructuring, and other	33	31	27	72
Technology transformation	—	—	10	12
(Gain) loss from property destruction	—	—	1	(37)
(Gain) loss on foreign currency transactions, net	26	4	9	(42)
(Gain) loss on extinguishment of debt	—	—	7	—
Core FFO	**$225**	**$246**	**$149**	**$217**
Adjustments:				
Non-real estate depreciation and amortization	143	162	201	203
Finance lease ROU asset amortization - non-real estate	7	11	13	16
Amortization of deferred financing costs and discount on debt	8	10	11	6
Amortization of debt discount / premium	—	1	—	(1)
Deferred income taxes expense (benefit)	(8)	(32)	(24)	(9)
Straight line net operating rent	—	2	(2)	—
Amortization of above / below market leases	—	—	(1)	—
Stock-based compensation expense and related employer-paid payroll taxes	6	10	11	70
Recurring maintenance capital expenditures	(58)	(71)	(78)	(74)
Allocation related to unconsolidated JVs	1	1	3	2
Allocation of noncontrolling interests	(1)	(1)	1	—
Adjusted FFO	**$323**	**$339**	**$284**	**$430**
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	149	162	162	228
Partnership common units and OP units held by Non-Company LPs	20	20	20	22
Equity compensation and other unvested units	—	—	—	7
Adjusted diluted weighted average common shares outstanding	**169**	**182**	**182**	**257**
Adjusted FFO per diluted common share	**$1.91**	**$1.86**	**$1.56**	**$1.67**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 42 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. LTM Adjusted EBITDA represents Adjusted EBITDA for the twelve months ended As of June 30, (in millions) 2025 Total debt, net $5,767 Finance lease obligations 1,318 Failed sale-leaseback financing obligations 74 Kloosterboer preference shares 285 Total debt and debt-like obligations $7,444 Deferred financing costs and discount on debt issued 22 Above/below market debt, net 3 Gross debt $7,469 Less: Cash and cash equivalents (excluding restricted cash) 81 Net debt $7,388 LTM Adjusted EBITDA1 $1,298 Net debt to LTM Adjusted EBITDA 5.7x

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, and net debt. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do. We calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies. We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 43

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Presentation. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents (excluding restricted cash). Adjusted net debt to LTM Adjusted EBITDA is calculated using adjusted net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. Non-GAAP Financial Measures 44

C O N TA C T Thank you 45 Evan Barbosa VP, Investor Relations ir@onelineage.com